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                                                                    Exhibit 3.15

                            DIRECTV ENTERPRISES, LLC

                           LIMITED LIABILITY COMPANY
                                   AGREEMENT

                                  DATED AS OF
                                 July 16, 2002

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                                TABLE OF CONTENTS

                                                                            PAGE
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Definitions....................................................................1

Other Terms....................................................................2

1.    Name.....................................................................3

2.    Certificates.............................................................3

3.    Purpose..................................................................3

4.    Powers...................................................................3

5.    Principal Business Office................................................3

6.    Registered Office........................................................3

7.    Registered Agent.........................................................3

8.    Membership...............................................................3

9.    Term.....................................................................5

10.   Separate Existence; Limited Liability....................................5

11.   Capital Contributions....................................................5

12.   Additional Contributions.................................................5

13.   Capital Account..........................................................5

14.   Profits and Losses.......................................................5

15.   Allocations and Distributions............................................6

      (a)      Allocations of Profit and Loss..................................6

      (b)      Distributions...................................................6

16.   Management...............................................................6

17.   Officers.................................................................8

18.   Performance of Duties....................................................9

19.   Reliance; Liability of Directors and Officers............................9

20.   Indemnification; Exculpation............................................10

21.   Assignments.............................................................11

22.   Dissolution.............................................................11

23.   Elections...............................................................12

24.   Tax Controversies.......................................................12

25.   Separability of Provisions..............................................12

26.   Entire Agreement........................................................12

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27.   Governing Law...........................................................12

28.   Amendments..............................................................12

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                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                            DIRECTV ENTERPRISES, LLC

                This Limited Liability Company Agreement (this "Agreement") of DIRECTV Enterprises, LLC is entered into as of the 16th of July, 2002 by DIRECTV Holdings LLC (the "Member") pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del.C. Section 18-101, et seq.), as amended from time to time (the "Act").

                Definitions. The following defined terms used in this Agreement shall have the respective meanings as set forth below.

                "Act" shall have the meaning set forth in the introductory paragraph hereof.

                "Affiliate" of a Person shall mean any Person, directly or indirectly, Controlling, Controlled by, or under common Control with, such other Person.

                "Bankruptcy" means, with respect to a Person, (i) that such Person has (A) made an assignment for the benefit of creditors; (B) filed a voluntary petition in bankruptcy; (C) been adjudged bankrupt or insolvent, or had entered against such Person an order of relief in any bankruptcy or insolvency proceeding; (D) filed a petition or an answer seeking for such Person any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation or filed an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in any proceeding of such nature; or (E) sought, consented to, or acquiesced in the appointment of a trustee, receiver or liquidator of such Person or of all or any substantial part of such Person's properties; (ii) 60 days have elapsed after the commencement of any proceeding against such Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation and such proceeding has not been dismissed; or (iii) 30 days have elapsed since the appointment without such Person's consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of such Person's properties and such appointment has not been vacated or stayed or the appointment is not vacated within 30 days after the expiration of such stay.

                "Board" shall have the meaning set forth in Section 16(a) hereof.

                "Capital" shall have the meaning set forth in Section 11 hereof.

                "Capital Account" shall have the meaning set forth in Section 13 hereof.

                "Certificate of Formation" shall have the meaning set forth in
Section 2 hereof.

                "Chairman" shall have the meaning set forth in Section 16(g) hereof.

                "Code" shall mean the U.S. Internal Revenue Code of 1986, as it may be amended from time to time.

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                "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

                "Damages" shall have the meaning set forth in Section 20(a) hereof.

                "Director" shall have the meaning set forth in Section 16(a) hereof.

                "Indemnitee" shall have the meaning set forth in Section 20(a) hereof.

                "Losses" shall have the meaning set forth in Section 14 hereof.

                "Member" shall have the meaning set forth in the introductory paragraph hereof in each such Person's capacity as a member of the Company.

                "Membership Interest" shall mean the Member's entire interest in the Company, including the right to receive distributions from the Company and a share of the profits and losses of the Company, and the right to vote and participate in the management of the Company as provided in this Agreement.

                "Officer" shall have the meaning set forth in Section 17 hereof.

                "Person" shall mean an individual or a corporation, company, trust, unincorporated organization, association, limited liability company, partnership or other entity.

                "Proceeding" shall have the meaning set forth in Section 20(a) hereof.

                "Profits" shall have the meaning set forth in Section 14 hereof.

                "Tax Matters Partner" shall have the meaning set forth in
Section 24 hereof.

                "Transfer" shall mean any sale, assignment, exchange, gift, or other disposition of any kind, voluntary or involuntary, including the creation or existence of any liens, whether direct or indirect, voluntary or involuntary.

                Other Terms. Whenever in this Agreement the singular number is used, the same shall include the plural where appropriate (and vice versa), and words of any gender shall include each other gender where appropriate. As used in this Agreement, the following words or phrases shall have the meanings indicated: (i) "including" or "include" shall mean "including without limitation"; (ii) "law" or "laws" shall mean statutes, regulations, rules, judicial, executive, or governmental orders, and other governmental actions or legal pronouncements having the effect of law; (iii) references in this Agreement to specific laws (such as the Act or the Code), or to specific sections or provisions of laws, shall be deemed to apply to the respective laws which bear the names so specified and to any succeeding law, section, or provision corresponding thereto; and (iv) "business day" shall mean any day other than Saturday, Sunday, or any day on which banks in New York City, New York or Los Angeles, California are required or authorized by law to be closed for business.

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                1.      Name. The name of the limited liability company governed
hereby is DIRECTV Enterprises, LLC (the "Company").

                2. Certificates. Jan Williamson, as an authorized person within the meaning of the Act, has executed, delivered and filed the certificate of formation of the Company with the Secretary of State of the State of Delaware on July 16, 2002 (the "Certificate of Formation"). Upon the execution of this Agreement, her powers as an authorized person shall cease and the Member shall thereafter be designated as an authorized person within the meaning of the Act. The Member shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

                3. Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in all lawful activities for which limited liability companies may be formed under the Act.

                4. Powers. The Company shall have the power to do any and all acts reasonably necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purpose and business described herein and for the protection and benefit of the Company, and shall have, without limitation, any and all of the powers that may be exercised on behalf of the Company by the Board pursuant to this Agreement, including Section 16 and 17.

                5. Principal Business Office. The principal place of business and office of the Company shall be located at, and the Company's business shall be conducted from, such place or places as may hereafter be determined by the Board.

                6. Registered Office. The address of the registered office of the Company in the State of Delaware is c/o Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, Delaware 19801.

                7. Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, Delaware 19801.

                8.      Membership

                        (a) Membership Interest. The Officers of the Company shall maintain a schedule of the Member's mailing address and the Membership Interest it holds (as the same may be amended, modified or supplemented from time to time, the "Member Schedule"), a copy of which as of the date hereof is attached hereto as Schedule A. The Member shall have no interest in the Company other than the interests conferred by this Agreement and represented by the Membership Interest, which shall be deemed to be personal property giving only the rights conferred by this Agreement. The ownership of a Membership Interest (or fraction thereof) shall not entitle the Member to call for a partition or division of any property of the Company or for any accounting.

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                        (b)     Authorization and Issuance of Membership
Interest. The Company hereby authorizes the issuance of the Membership Interest set forth on the Member Schedule (as in effect on the date hereof). The relative rights, obligations, preferences and limitations of such Membership Interest are as set forth in this Agreement.

                        (c)     Meetings of the Member.

                                (i) Except as otherwise required by the Act, the Member hereby delegates to the Board all power and authority to make any decisions or take any action with respect to the business and affairs of the Company. Any action required to be taken by the Member under the Act must be approved by the vote of the Member.

                                (ii)    Actions Without a Meeting. Unless
                otherwise prohibited by law, any action to be taken by the Member may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by the Member and such consent is delivered to the Secretary of the Company. A record shall be maintained by the Secretary of the Company of each such action taken by written consent of the Member.

                                (iii) For purposes of voting, the Member shall have one vote.

                        (d) Registered Member. The Company shall be entitled to treat the owner of record of the Membership Interest as the owner in fact of such Membership Interest for all purposes, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such Membership Interest on the part of any other person, whether or not it shall have express or other notice of such claim or interest, except as expressly provided by this Agreement or the laws of the State of Delaware.

                        (e) Limitation of Liability. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and none of the Member, any Director, any Officer, employee or agent of the Company (including a person having more than one such capacity) shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of acting in such capacity. The Member shall not have any responsibility to restore any negative balance in its Capital Account or to contribute to or in respect of the liabilities or obligations of the Company or return distributions made by the Company except as required by the Act.

                        (f) Withdrawal; Resignation. The Member shall not cease to be a Member as a result of the Bankruptcy of the Member or as a result of any other events specified in Section 18-304 of the Act. So long as the Member continues to own its Membership Interest, such Member shall not have the ability to withdraw or resign prior to the dissolution and winding up of the Company and any such withdrawal or resignation or attempted withdrawal or resignation by the Member prior to the dissolution or winding up of the Company shall be null and void and of no force or effect. As soon as any Person who is a Member ceases to own its Membership Interest, such Person shall no longer be a Member.

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                        (g)     Other Business. The Member may engage in or
possess an interest in other business ventures of every kind and description, independently or with others. The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

                9. Term. The term of the Company commenced on the date of filing of the Certificate of Formation in accordance with the Act and shall continue until dissolution of the Company in accordance with Section 22 of this Agreement.

                10. Separate Existence. The Company has a separate existence from the Member. The Member shall have no interest in specific Company assets or property.

                11. Capital Contributions. The Member is deemed admitted as a Member of the Company upon its execution and delivery of this Agreement. The initial contribution of the Member consists of the assets set forth on Schedule A attached hereto. The total capital of the Member in the Company from time to time shall be referred to as the Member's "Capital."

                12. Additional Contributions. The Member is not required to make additional capital contributions to the Company.

                13. Capital Account. A capital account ("Capital Account") shall be maintained for the Member on the books of the Company. The Capital Account shall be adjusted to reflect the Member's shares of allocations and distributions as provided in Section 15 of this Agreement, and any additional capital contributions to the Company or distributions from the Company. The Capital Account shall further be adjusted to conform to the Treasury Regulations under Section 704(b) of the Internal Revenue Code of 1986, as amended (the "Code"), as interpreted in good faith by the Board.

                14. Profits and Losses. The Profits or Losses incurred by the Company for each taxable year shall be determined on an annual basis. For each taxable year in which the Company realizes Profits or Losses, such Profits or Losses, respectively, shall be allocated to the Member. As used herein, "Profits" and "Losses" mean, for each fiscal year or other period, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

                        (a) any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss; and

                        (b)     any expenditures of the Company described in
Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) of the Code expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses shall be subtracted from such taxable income or loss.

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                15. Allocations and Distributions

                        (a) Allocations of Profit and Loss. Whenever the Company's Profit and Loss is allocated to the Member, every item of income, gain, loss, deduction and credit utilized in the computation of such Profit or Loss applicable to the period during which such Profit or Loss was realized shall be allocated to the Member.

                        (b) Distributions. Distributions shall be made to the Member at such times and in such amounts as may be determined in the sole discretion of the Board. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to the Member on account of its interest in the Company if such distribution would violate
Section 18-607 of the Act or other applicable law.

                16. Management; Board.

                        (a) Establishment. Except as expressly set forth herein, the entire management and control of the Company shall be vested exclusively in the board of directors of the Company (the "Board", and the Persons appointed to the Board, the "Directors"). The Board shall take all commercially reasonable actions to ensure that the Company is in compliance with all applicable laws, regulations and administrative or judicial orders including, but not limited to, any such laws, regulations or administrative or judicial orders relating to federal or state securities laws and federal, state and local taxes. Each of the Directors is hereby designated as a "manager" of the Company within the meaning of the Act.

                        (b) Election. The size of the Board shall be fixed at one (1), but may be increased or decreased at any time by action of the Board. The Member shall have the right to elect the Directors. In the event of a vacancy in the office of any Director, a successor shall be elected to hold office for the unexpired term of such Director. The Director as of the date hereof is listed on the attached Schedule B.

                        (c) Powers. Except as specifically provided in this Agreement, the Board may exercise all powers of the Company and may do all such lawful acts and things as are not specifically required by statute or by this Agreement to be exercised or done by the Member.

                        (d) Term of Office; Removal; Resignation. The Member may remove any Director, for any reason or for no reason, at any time. The Directors shall be elected as provided in Section 16(b) hereof and shall hold office until their respective successors are elected and qualified or until their earlier death, resignation or removal. A Director may resign at any time by giving written notice to that effect to the Board. Any such resignation shall take effect at the time of the receipt of that notice or any later effective time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any vacancy caused by any such resignation or by the death of any Director or any vacancy for any other reason shall be filled as provided in Section 16(b) hereof, and any Director so elected to fill any such vacancy shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal.

                        (e) Meetings of the Board. The Board shall meet at such time and at such place (either within or outside of the State of Delaware) as the Board may designate. Meetings of the Board shall be held on the call of any Director upon at least three (3) business

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days (if the meeting is to be held in person) or two (2) business days (if the meeting is to be held by conference, telephone or similar communications) oral or written notice to the Directors, or upon such shorter notice as may be approved by all of the Directors. Any Director may waive such notice as to himself or herself. A record shall be maintained of each meeting of the Board.

                        (i) Conduct of Meetings. Any meeting of the Directors may be held in person, by means of a conference, telephone or similar communication equipment by means of which all Directors and other persons participating in the meeting can hear each other, and such telephone or similar participation in a meeting shall constitute presence in person at the meeting.

                        (ii)    Quorum. If the Board consists of one (1), two
                (2) or three (3) Directors, then all Directors must be present to constitute a quorum for purposes of conducting business. If the number of Directors is greater than three (3), then a minimum of three (3) Directors shall constitute a quorum of the Board for purposes of conducting business. At all times when the Board is conducting business at a meeting of the Board, a quorum of the Board must be present at such meeting. If a quorum shall not be present at any meeting of the Board, then the Directors present at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

                        (iii) Voting. Any decisions to be made by the Board must be approved by the affirmative vote of a majority of the Directors present at a meeting. For purposes of voting, each Director shall have one vote.

                        (iv) Attendance and Waiver of Notice. Attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board need be specified in the notice or waiver of notice of such meeting.

                        (v) Actions Without a Meeting. Notwithstanding any provision contained in this Agreement, any action of the Board may be taken by written consent without a meeting. Any such action taken by the Board without a meeting shall be effective only if the written consent or consents are in writing, set forth the action so taken and is signed by at least a majority of the Directors.

                        (vi) Substitute Appointment. Any Director or the Member may designate in writing an individual to act as the temporary substitute for such Director at any meeting of the Board which such Director is unable to attend, and attendance at any meeting of the Board by any such designated individual shall be deemed to constitute attendance at such meeting by the Director for whom such individual is designated. Any such designated individual who attends a meeting

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                of the Board as a temporary substitute as aforesaid shall have all the powers that the absent Director has in respect of that meeting.

                        (f) Compensation of the Directors. The Board shall determine any compensation to be paid for service to the Company as a Director. Nothing contained in this Agreement shall be construed to preclude a Director from serving the Company in any other capacity and receiving compensation from the Company for such service.

                        (g) Chairman of the Board. The Board may elect any one of the Directors to be the Chairman of the Board (the "Chairman"). The Chairman, in his or her capacity as Chairman of the Board, shall not have any rights or powers of an Officer of the Company or any special voting rights.

                        (h) Minutes. Minutes of all meetings of the Board shall be kept and be available to each Director as soon as practicable following each meeting. If no objection is raised in writing at the next meeting of the Board of Directors, then such minutes shall be deemed to be accurate and shall be binding on the Directors and the Company with respect to the matters dealt with therein.

                        (i) Committees. The Board may designate committees of the Company. Such committees shall consist of such officers of the Company or a parent corporation as the Board shall determine. Each committee of the Company shall have and may exercise such powers, authority and responsibilities as the Board shall determine, and as may properly be granted to such committee under the Act, the Certificate of Formation and this Agreement. The powers, authority and responsibilities thereby granted may include the powers, authority and responsibilities which may be granted to officers of the Company.

                17. Officers. (a) The Board may, from time to time as it deems advisable, appoint officers of the Company (the "Officers") and assign in writing titles (including, without limitation, President, Vice President, Secretary, Treasurer, Controller and any assistant secretaries and assistant treasurers) to any such person. Any Officer may serve in one or more capacities. Unless the Board decides otherwise, if the title is one commonly used for officers of a business corporation formed under the Delaware General Corporation Law, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office. Any delegation pursuant to this Section 17 may be revoked at any time by the Board. The Officers of the Company as of the date hereof are listed on the attached Schedule B.

                        (b) Duties of Officers Generally. Under the direction of and, at all times, subject to the authority of the Board, the Officers shall have full and complete discretion to manage and control the day-to-day business, operations and affairs of the Company in the ordinary course of its business, to make all decisions affecting the day-to-day business, operations and affairs of the Company in the ordinary course of its business and to take all such actions as he or she deems necessary or appropriate to accomplish the foregoing. In addition, the Officers shall have such other powers and duties as may be prescribed by the Board or this Agreement.

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                        (c)     Authority of Officers. Any Officer of the
Company shall have the right, power and authority to transact business in the name of the Company or to act for or on behalf of or to bind the Company in connection with activities normally associated with the office of such Officer. With respect to all matters within the ordinary course of business of the Company, third parties dealing with the Company may rely conclusively upon any certificate of any Officer to the effect that such Officer is acting on behalf of the Company.

                        (d) Removal, Resignation and Filling of Vacancy of Officers. The Board may remove any Officer, for any reason or for no reason, at any time. Any Officer may resign at any time by giving written notice to the Board, and such resignation shall take effect at the date of the receipt of that notice or any later time specified in that notice; provided, however, that unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any such resignation shall be without prejudice to the rights, if any, of the Company or such Officer under this Agreement or otherwise. A vacancy in any office because of death, resignation, removal or otherwise shall be filled in the manner prescribed in this Agreement for regular appointments to that office.

                        (e) Compensation of Officers. The Officers shall be entitled to receive compensation from the Company as determined by the Board.

                18. Performance of Duties. The Directors and Officers, in the performance of their duties as such, shall act in good faith, and subject to the terms and provisions in this Agreement, with regard to the best interests of the Company and not the interests of any Member; provided, however, that nothing herein shall be construed as requiring any Director to act against the best interests of the Member appointing such Director.

                19. Reliance; Liability of Directors and Officers. In performing his or her duties, each of the Directors and the Officers shall be entitled to rely in good faith on the provisions of this Agreement and on information, opinions, reports or statements (including financial statements and information, opinions, reports or statements as to the value or amount of the assets, liabilities, net profits or net losses of the Company or any facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid), of the following other Persons or groups: (a) one or more Officers or employees of the Company; (b) any attorney, independent accountant or other Person employed or engaged by the Company; or (c) any other Person who has been selected with reasonable care by or on behalf of the Company, in each case as to matters which such relying Person reasonably believes to be within such other Person's professional or expert competence. The preceding sentence shall in no way limit any Person's right to rely on information to the extent provided in Section 18-406 of the Act. No individual who is a Director or an Officer of the Company, or any combination of the foregoing, shall be personally liable under any judgment of a court, or in any other manner, for any debt, obligation or liability of the Company, whether that liability or obligation arises in contract, tort or otherwise, solely by reason of being a Director or an Officer of the Company or any combination of the foregoing.

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                20. Indemnification; Exculpation.

                        (a) None of the Member, any Director of the Board, any Officer, the Tax Matters Partner or any of their respective Affiliates, or any of their respective equity owners, members, partners, shareholders or employees (each, an "Indemnitee") shall be liable, in damages or otherwise, to the Company or the Member for any act or omission performed or omitted to be performed by such Indemnitee pursuant to the authority granted by this Agreement, except if such act or omission results from such Indemnitee's own gross negligence, willful misconduct, criminal conduct or material breach of this Agreement. To the fullest extent permitted by law, the Company shall indemnify and hold harmless each Indemnitee from and against any and all claims, liabilities and expenses of whatever nature (including reasonable attorneys' fees and disbursements), judgments, fines, settlements, and other amounts (collectively, "Damages") arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which an Indemnitee may be involved, or threatened to be involved, as a party or otherwise, arising out of or incidental to the business of the Company including any litigation or threatened litigation relating to the applicability of this Section 20 (hereinafter a "Proceeding"), regardless of whether an Indemnitee continues to be an Indemnitee at the time any such liability or expense is paid or incurred, if (i) the Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in, or not opposed to, the interests of the Company, and (ii) the Indemnitee's conduct would entitle him to indemnification hereunder. The termination of any action, suit, or proceeding by judgment, order, settlement or its equivalent, shall not, in and of itself, create a presumption or otherwise constitute evidence that the Indemnitee acted in a manner contrary to that specified in clause (i) or (ii) above.

                        (b) Expenses (including reasonable attorneys' fees and disbursements) incurred in defending any claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative, subject to
Section 20(a) hereof shall be advanced by the Company in advance of the final disposition of such claim, demand, action, suit or proceeding upon receipt of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall ultimately be determined, by a court of competent jurisdiction, that the Indemnitee is not entitled to be indemnified by the Company as authorized hereunder.

                        (c) The indemnification provided by this Section 20 shall be in addition to any other rights to which each Indemnitee may be entitled under any agreement, as a matter of law or otherwise, both (i) as to action in the Indemnitee's capacity as an Indemnitee and (ii) as to action in another capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns, administrators and personal representatives of the Indemnitee.

                        (d) The Company may purchase and maintain insurance on behalf of one or more Indemnitees and other Persons against any liability which may be asserted against, or expense which may be incurred by, any such Person in connection with the Company's activities.

                        (e) Any indemnification hereunder shall be satisfied only out of the assets of the Company (including insurance and any agreements pursuant to which the Company, its officers or employees are entitled to indemnification), and the Indemnitees shall not, in such capacity, be subject to personal liability by reason of these indemnification provisions. For the avoidance of doubt, the Member shall not be required to make a capital contribution to the Company to satisfy the Company's indemnification obligation hereunder.

                        (f)     An Indemnitee shall not be denied
indemnification in whole or in part under this Section 20 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

                        (g) Promptly after receipt by an Indemnitee of notice of the commencement of any action or proceeding or threatened action or proceeding involving a claim referred to in the preceding paragraphs of this
Section 20, such Indemnitee, if a claim for indemnification in respect thereof is to be made against the Company, will give written notice to the Board of the commencement of such action; provided, however, that the failure of any Indemnitee to give notice as provided herein shall not relieve the Company of its obligations hereunder, except to the extent that the Company is actually prejudiced by such failure to give notice.

                        (h) If any such action is brought against an Indemnitee, the Company will be entitled to participate in and to assume the defense thereof to the extent that the Company may wish, with counsel reasonably satisfactory to such Indemnitee. After notice from the Company to such Indemnitee of the Company's election so to assume the defense thereof, the Company will not be liable for expenses subsequently incurred by such Indemnitee without the prior written consent of the Company in connection with the defense thereof. Any Indemnitee seeking indemnification hereunder shall fully cooperate with the Company in the defense of any claim and, if the Company elects not to assume the defense thereof, such Indemnitee shall use its best efforts to defend such claim. The Company will not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect of such claim or litigation.

                        (i) The provisions of this Section 20 are for the benefit of each Indemnitee and his or her heirs, successors, assigns, administrators and personal representatives, and shall not be deemed to create any rights for the benefit of any other Persons.

                21. Assignments. At all times there shall only be one Member of the Company. The Member may Transfer, pledge or hypothecate, in whole or in part, its Membership Interest to a single transferee, as determined in its sole discretion upon notice to the officers of the Company.

                22. Dissolution.

                        (a) The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following:

                                (i)     the written consent of the Member;

                                (ii)    the dissolution, termination,
                winding-up, Bankruptcy, or other inability to act in such capacity, of the Member; and

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

                                (iii)   the entry of a decree of judicial
                dissolution under Section 18-802 of the Act.

                        (b) In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner).

                23. Elections. The Board shall determine the accounting methods and conventions under the tax laws of any and all applicable jurisdictions as to the treatment of income, gain, loss, deduction and credit of the Company or any other method or procedure related to the preparation of such tax returns.

                24. Tax Controversies. The Member is hereby designated the "Tax Matters Partner" (as defined in Section 6231 of the Code) and is authorized and required to represent the Company (at the Company's expense) in connection with all examinations of the Company's affairs by tax authorities, including resulting administrative and judicial proceedings. The Member agrees that any action taken by the Tax Matters Partner in connection with audits of the Company will be binding upon the Member and the Member further agrees that it will not treat any Company item inconsistently on its income tax return with the treatment of the item on the Company's return. The Tax Matters Partner hereby agrees to keep the Member informed as to the progress of any tax audits and to forward copies of notices received from any tax authorities regarding any proposed audits or adjustments. If the Company is not subject to the consolidated audit rules of Code Sections 6221 through 6234, the Member hereby agrees to sign an election pursuant to Code Section 6231(a)(1)(B)(ii) to be filed with the Company's initial federal income tax return to have such consolidated audit rules apply to the Company.

                25. Separability of Provisions. Each provision of this Agreement shall be considered separable and if for any reason any provision herein is determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

                26. Entire Agreement. This Agreement constitutes the entire agreement of the Member with respect to the subject matter hereof.

                27. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware (without regard to conflict of laws principles thereof), and all rights and remedies shall be governed by such laws.

                28. Amendments. This Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by the Member at the recommendation or direction of the Board.

                IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement as of the date first written above.

                                DIRECTV HOLDINGS LLC

                                By: HUGHES ELECTRONICS CORPORATION,
                                its sole member
                                   /s/ M. J. Gaines
                                ----------------------------------
                                Name:  Michael J. Gaines

                                Title: Corporate Vice President and Chief
                                       Financial Officer

                                   SCHEDULE A

                                 MEMBER SCHEDULE

       MEMBER               MEMBERSHIP                  CAPITAL
                             INTEREST

DIRECTV Holdings LLC           100%           100% of the Capital Stock of
                                               DIRECTV Operations, Inc.
                                              and 100% of the Outstanding
                                                 Stock of DIRECTV Inc.

                                   SCHEDULE B

                         INITIAL DIRECTORS AND OFFICERS

                      DIRECTORS OF DIRECTV ENTERPRISES, LLC

                              (As of July 16, 2002)

E.W. Hartenstein

                      OFFICERS OF DIRECTV ENTERPRISES, LLC

                              (As of July 16, 2002)

        Eddy W. Hartenstein               Chairman and Chief Executive Officer
        Roxanne S. Austin                 President and Chief Operating Officer
        David A. Baylor                   Executive Vice President
        Larry N. Chapman                  Executive Vice President
        Steven J. Cox                     Executive Vice President
        Robert L. Meyers                  Executive Vice President
        Bradley J. Beale                  Senior Vice President
        Stephanie A. Campbell             Senior Vice President
        Robert M. Hall                    Senior Vice President, General
                                          Counsel and Secretary
        Richard J. Neiger                 Senior Vice President
        Robert D. Pacek                   Senior Vice President and Chief
                                          Information Officer
        Michael W. Palkovic               Senior Vice President and Chief
                                          Financial Officer
        James F. Rebman                   Senior Vice President
        Jeffrey D. Torkelson              Senior Vice President
        Keith Causey                      Vice President and Controller
        John A. Crook, III                Vice President
        Teresa L. Ferguson                Vice President
        Mary L. Githens                   Vice President
        Stanton S. Ibara                  Vice President
        Paul A. James                     Vice President
        Michael G. Krenik                 Vice President
        Lawrence L. LeMoine               Vice President

        Margaret A. McNulty               Vice President
        Leigh A. Nanci                    Vice President
        Brent R. Pace                     Vice President
        Jeanette T. Rapport               Vice President
        Robin N. Rogers                   Vice President
        Merrill Spiegel                   Vice President
        Richard O. Zimmerman              Vice President
        Hilary J. Hatch                   Assistant Corporate Secretary
        Janet L. Williamson               Assistant Corporate Secretary